UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2008
Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10367 (Commission File Number)	71-0675758 (I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas (Address of Principal Executive Offices)		72764 (Zip Code)
Registrant’s telephone number, including area code (479) 756-7400
Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On July 24, 2008, the Company disclosed the following information at its annual meeting of stockholders:
Direct Distribution Agreement with Lowe’s Companies, Inc.
     Beginning January 1, 2009, AERT will market and sell AERT’s decking material and accessories directly to Lowe’s. Since 1998, ChoiceDek® decking and accessories manufactured by AERT have been distributed to Lowe’s through the Weyerhaeuser Company. Weyerhaeuser, Lowe’s and AERT are presently working together to bring a smooth transition to the changeover as AERT and Lowe’s finalize a direct sell agreement.
ChoiceDek Brand Name
     An agreement between Weyerhaeuser and AERT was reached on July 24, 2008 to assign the ChoiceDek brand and intellectual properties to AERT. ChoiceDek has been sold exclusively through Lowe’s stores since 2002. The assignment will become effective in conjunction with AERT’s multiyear agreement to supply ChoiceDek brand decking and railing directly to Lowe’s.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ JOE G. BROOKS

Joe G. Brooks,
Chairman and Chief Executive Officer
Date: July 25, 2008